UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2023

Taihe Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-26113

Florida	65-0019376
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

Indonesian Street City, Jl. Batu Licin, Bintan Island, Kepulauan Riau, Indonesia	29151
(Address of principal executive offices)	(Zip Code)

+86-21-50917695

(Registrant’s telephone number, including area code)

NUONLCOLOGY LABS, INC.

7339 E. Williams Drive, Unit 26496, Scottsdale, AZ 85255

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	TIHE	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.

Item 1.01. Entry into a Material Definitive Agreement

On January 31, 2023, certain shareholders of Taihe Group, Inc (the “Company”) agreed and transferred 89.9 million shares of its common stock, par value $0.001 per share; and 10 million shares of its Series A preferred stock, par value $0.001 per share (the “Share Transfer”) to Taihe Group Limited (Taihe Samoa), a Company organized under the law of Samoa, of which Mr. Sukardi is the controlling shareholder of Taihe Samoa, for the acquisition of HuaYin International Group Limited (“Hua Yin”), a corporation organized under the laws of the British Virgin Island. Upon completion of the Share Transfer, HuaYin became the wholly-owned subsidiary of the Company, and Taihe Samoa became the controlling shareholder of the Company.

Taihe Samoa is a holding entity and has no or nominal operations.

Item 2.01 Completion of Acquisition or Disposition of Assets

Reference is made to the disclosure made under Item 1.01 which is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure made under Item 1.01 which is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Shares Transfer described above in Item 1.01 the following persons was appointed the following persons as Directors and Executive Officers of the Company effective February 15, 2023.

The following table sets forth certain information concerning our newly appointed directors and executive officers:

Name	Age	Position

Mr. Sukardi	58	Chairman and Director

Mr. Sukardi

Mr. Sukardi, born in Indonesia, left his hometown to start a business in Singapore in the 1980s. As a young man full of inspirations, he founded EJ Young group in 1985 with an annual turnover of S$600 million; where its ventures include hotels, real estate, construction, etc. In 1990, he was named one of the "Top Ten Outstanding Young Entrepreneurs" of the year for his outstanding leadership and management. In 2000, he founded SunCity Group holding Limited to export Indonesian timber and wooden flooring to China. With such, he established Indonesian Home Life center with a premium brand name "Indonesian Streets", where he opened a flagship store in Shanghai in 2008, with branches and franchise stores in Beijing, Hangzhou, Kunming and Macau. Currently, he is developing a modern satellite city integrating tourism, life and trade on 200 hectares of land in Bintan Island. The total investment of this venture is estimated at $700 million, with an estimated value of $5 billion. He firmly believes that it is a responsibility to make a meaningful contribution to society.

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Item 8.01. Other Events

On February 15, 2023, the Company and its wholly-owned subsidiary HuaYin, entered into a Share Exchange Agreement to consummate business acquisitions of (1) PT Bentan Eja Industri, (2) PT Mega Bakau Citrawisata, and (3) PT Mangrove Industry Park Indonesia, entities organized under the laws of Indonesia (the “Target Entities”). Upon closing and completion of the contemplated transaction, each of the Target Entities will be a wholly-owned subsidiary of HuaYin.

PT Bentan Eja Industri and PT Mega Bakau Citrawisata engage in the development and construction of lands and properties relating to tourism integrating real estates, villas as well as hospitality services located in Bintan Island Indonesia.

PT Mangrove Industry Park Indonesia engage in cargo freight logistics located in Bintan Island Indonesia.

The closing and completion of the contemplated transaction is subject to various conditions set forth in the Share Exchange Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Taihe Group, Inc.

Date: February 15, 2023		/s/ Yan-Ping Sheng
	Name:	Yan-Ping Sheng
	Title:	Chief Executive Officer and Director

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